Exhibit 10.1

SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement, dated as of January 16, 2025 (the “Agreement”), is by and between TruGolf Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Holder”) identified on the signature page hereto. Capitalized terms not defined herein shall have the meanings assigned to them in that certain Securities Purchase and Exchange Agreement (the “SPA”), dated as of February 2, 2024, by and among the Company and each purchaser identified on the signature pages thereto (each, a “Buyer” and collectively, the “Buyers”).

WITNESSETH:

WHEREAS, reference is made to that certain Waiver and Amendment Agreement, dated as of August 13, 2024, by and between the Company and the Required Holders (the “Original Waiver Agreement”), as amended by that certain Amendment Agreement, dated as of November 7, 2024, by and between the Company and the Required Holders (the “First Amendment” and collectively with the Original Waiver Agreement, the “Waiver Agreement”);

WHEREAS, pursuant to Section 3 of the First Amendment, the Required Holders agreed to waive any breach of the representations and warranties set forth in the SPA and the covenants set forth in the SPA, and thereby waived any Events of Default that may have occurred or will occur solely as a result of the Company’s failure to comply with the continued listing requirements of the Nasdaq Stock Market due to: (i) the Company’s failure to meet the stockholders’ equity requirement for continued listing, provided that the foregoing waiver shall expire on January 15, 2025; (ii) the Company’s failure to meet the market value of publicly held shares requirement for continued listing, provided that the foregoing waiver shall expire on January 15, 2025, and/or (iii) the Company’s failure to meet the minimum bid price requirement for continued listing, provided that the foregoing waiver shall expire on January 15, 2025; provided further that to the extent the Company is in compliance with all other Nasdaq Stock Market listing requirements and has filed a preliminary proxy statement to hold a special meeting to vote on a reverse stock split to remedy the bid price failure, the waiver shall be extended to March 15, 2025 (the “Existing Waivers”);

WHEREAS, the parties desire to amend the Existing Waivers to extend certain deadlines therein;

WHEREAS, pursuant to (i) Section 9(e) of the SPA, the Required Holders may waive and/or amend the terms of the SPA, which waiver and/or amendment shall be binding on all Buyers and Note holders and (ii) Section 9 of the Original Waiver, the Waiver Agreement may be amended with the prior written consent of the Company and the Required Holders; and

WHEREAS, concurrently herewith, the Company has also requested that each other Required Holder, if any, (each, an “Other Required Holder”, and collectively, the “Other Required Holders”) enter into amendments in form and substance identical to this Agreement except for the payment of the Legal Fee Amount (as defined below) in accordance with Section 6 (each, an “Other Amendment”, and collectively, the “Other Amendments”).

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Amendments. The Company and the Holder hereby amend the Existing Waivers as of the Effective Date (as defined below) (i) to delete each instance of “January 15, 2025” and replace it with “February 28, 2025 and (ii) to delete “March 15, 2025” and replace it with “April 30, 2025” (collectively, the “Waiver Amendments”).

2. Effective Date. The Holder hereby agrees to the Waiver Amendments in its capacity as a Required Holder and, upon the Company’s receipt of the Other Amendments from the Other Required Holders (the “Amendment Date”), the Waiver Amendments shall be effective as of the date hereof (the “Effective Date”).

3. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Holder with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this Agreement may not be amended without the prior written consent of the Company and Required Holders. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person or entity.

4. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Required Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Required Holder under any other amendment. Nothing contained herein or in any other amendment, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Required Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Required Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other amendment and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Required Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other amendment. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Required Holder to be joined as an additional party in any proceeding for such purpose.

5. Disclosure. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Securities Act of 1934, as amended, and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder (it being understood and agreed that no other Holder may bind the Holder with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its subsidiaries.

6. Fees. The Company shall reimburse the Holder a nonaccountable amount of $2,500 for the legal fees and expenses of [____] counsel to the Holder in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount by wire transfer of immediately available funds upon execution of this Agreement in accordance with the written instructions delivered to the Company (the “Legal Fee Amount”).

7. Miscellaneous Provisions. Section 9 of the SPA is hereby incorporated by reference herein, mutatis mutandis.

8. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

TruGolf Holdings, Inc.

By:
Name:
Title:

HOLDER

By:
Name:
Title: